UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)            February 19, 2008
LODGENET INTERACTIVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 19, 2008, LodgeNet Interactive Corporation (the “Company”) appointed Derek S. White as a Senior Vice President of the Company and President of The Hotel Networks, a wholly-owned subsidiary of the Company. In connection with such appointment, the Company also entered into (a) an Executive Employment Agreement, (b) an Incentive Plan Restricted Stock Award Agreement (Time-Based Vesting), and (c) an Incentive Stock Option Agreement with Mr. White.
     Under the Executive Employment Agreement, Mr. White’s employment with the Company continues through December 31, 2008 and will automatically renew for additional terms of one year unless notice of termination is given prior to November 1 of the appropriate term. Under the Executive Employment Agreement, Mr. White will receive a salary of $325,000.00 per year and benefits consistent with those received by Company officers in comparable positions. The Executive Employment Agreement also contains a provision regarding bonus opportunities based on formula, targets and criteria determined by the Board of Directors, including targets and criteria related to the performance of The Hotel Networks as well as the Company as a whole, and severance provisions, including severance in the event of termination as a result of a change in control of the Company. The Executive Employment Agreement also contains a covenant not to compete with the Company for a period of one year following termination.
     In addition, Mr. White received a restricted stock grant of 5,000 shares of the Company’s common stock, which will vest half on the third anniversary of the grant and half on the fourth anniversary of the grant. The Company also granted Mr. White and incentive stock option to acquire 15,000 shares of the common stock of the Company that will vest in four installments of 25% on the first, second, third and fourth anniversaries of the grant.
     The Company issued a press release announcing the appointment on February 19, 2008. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
                (c) Exhibits
                     99.1       Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	By /s/ James G. Naro
James G. Naro
Its Senior Vice President, General Counsel, Secretary and Chief Compliance Officer